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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------

                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

   Check if an Application to Determine Eligibility of a trustee Pursuant to
                              Section 305(b) ____

                        HARRIS TRUST COMPANY OF NEW YORK
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                   New York                                     36-3271645
 (JURISDICTION OF INCORPORATION OR ORGANIZATION             (I.R.S. EMPLOYER
          IF NOT A U.S. NATIONAL BANK)                    IDENTIFICATION NO.)

            77 Water Street
         New York, New York                                     10005
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

                               Mark F. McLaughlin
                        Harris Trust Company of New York
                       77 Water Street, New York, NY 10005
                                 (212) 701-7602
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                      ------------------------------------

               The Bryan-College Station Financial Holding Company (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

            Delaware                                          applied for
(STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

         2900 Texas Avenue
               Bryan, Texas                                    77802
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

                     --------------------------------------

                           ______% DEBENTURES DUE 2002
                         (TITLE OF INDENTURE SECURITIES)

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                                       -2-


ITEM 1.           GENERAL INFORMATION.
                  --------------------

                  Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                                Federal Reserve Bank of New York
                                33 Liberty Street, New York N.Y. 10045

                                State of New York Banking Department
                                2 Rector Street, New York, N.Y. 10006

         (b)      Whether it is authorized to exercise corporate trust powers.

                           The Trustee is authorized to exercise corporate trust powers.

ITEM 2.           AFFILIATIONS WITH THE OBLIGOR.
                  -----------------------------

                  If the obligor is an affiliate of the trustee, describe each such affiliation.

                           The obligor is not an affiliate of the trustee.

ITEM 4.           TRUSTEESHIPS UNDER OTHER INDENTURES.
                  ------------------------------------

                  If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

         (a) Title of the securities outstanding under each such other indenture.

                           None

         (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of
                  Section 310 (b) (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                           None






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                                      -3-


ITEM 16. LIST OF EXHIBITS.
         ----------------

         List below all exhibits filed as part of this statement of eligibility.

          1. Copy of Organization Certificate of Bank of Montreal Trust Company to transact business and exercise corporate trust powers; incorporated herein by reference as Exhibit "A" filed with Form T-1 Statement, Registration No. 33-46118.

          2. Copy of the existing By-Laws of Bank of Montreal Trust Company; incorporated herein by reference as Exhibit "B" filed with Form T-1 Statement, Registration No. 33-80928.

          3. The consent of the Trustee required by Section 321(b) of the Act; incorporated herein by reference as Exhibit "C" with Form T-1 Statement, Registration No. 33-46118.

          4. A copy of the latest report of condition of Bank of Montreal Trust Company published pursuant to law or the requirements of its supervising or examining authority, attached hereto as Exhibit "D".

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Bank of Montreal Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 23rd of May, 1997.

                         BANK OF MONTREAL TRUST COMPANY



                         By   /s/ Amy Roberts
                              ------------------------------
                                  Amy Roberts
                              Assistant Vice President


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                                                                     EXHIBIT "D"
                             STATEMENT OF CONDITION
                        HARRIS TRUST COMPANY OF NEW YORK
                                    NEW YORK
                        ---------------------------------

ASSETS                           1997                    1996
                             ----------              ----------

CASH                          4,764,893                4,013,820
SECURITIES                      524,968                  544,262
RECEIVABLES                   2,615,496                2,077,174
FIXED ASSETS                    201,141                  233,111
PREPAIDS                        413,452                  388,492
INTANGIBLES                     343,461                  383,156
DEFERRED TAXES                  135,734                  164,205
                             ----------              ----------

TOTAL ASSETS                             8,999,145                  7,804,220
                                         =========                  =========


LIABILITIES

ACCOUNTS PAYABLE                 70,862                  73,862
ACCRUED EXPENSES                575,029                 805,897
TAXES PAYABLE                   256,017                 128,636
                             ----------              ----------

TOTAL LIABILITIES                          901,908                  1,008,395
                                         =========                  =========

SHAREHOLDER EQUITY

CAPTIAL STOCK                   500,000                 500,000
SUPLUS                       13,100,000              13,100,000
RETAINED EARNINGS            (5,502,763)             (6,804,175)
                             ----------              ----------

                                         8,097,237                  6,795,825
                                         =========                  =========

TOTAL LIABILITIES & SHAREHOLDER EQUITY
                                         8,999,145                  7,804,220
                                         =========                  =========


         I, Mark F. McLaughlin, Vice President, of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                               Mark F. McLaughlin
                                December 31, 1996

         We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declared that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                  Sanjiv Tandon
                                 Kevin O. Healey
                               Steven R. Rothbloom